                                                                     Exhibit 4.1
                                                                     -----------

                          SECURITIES PURCHASE AGREEMENT

         This Securities Purchase Agreement (this "Agreement") is entered into as of October 25, 2001, by and between Electric Fuel Corporation, a Delaware corporation (the "Company"), and Orsay Services Inc (the "Purchaser").

         WHEREAS, the Company has registered with the Securities and Exchange Commission (the "Commission") the issuance of certain shares of its common stock, US$0.01 par value per share ("Common Stock"), under a registration statement on Form S-3 (Registration No. 333-63514) (the "Registration Statement").

         WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to sell to the Purchaser and the Purchaser desires to purchase from the Company certain shares of Common Stock under the Registration Statement ("Shares").

         NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained in this Agreement and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

         1.  Closing; Sale of Shares.
             ------------------------

         (a) The closing, if any, of the purchase and sale of the Shares under this Agreement (the "Closing") will take place at the offices of Robinson Silverman Pearce Aronsohn & Berman LLP ("Robinson Silverman"), 1290 Avenue of the Americas, New York, New York 10104, on the 24/th/ trading day immediately following (and including) October 23, 2001 or on such date as the parties may agree in writing. The date of the Closing, if any, is hereinafter referred to as the "Closing Date."

         (b) The purchase price for each Share under this Agreement ("Per Share Purchase Price") equals 90% of the average of the Closing Prices for the twenty-one trading days immediately following (and including) October 23, 2001, but in no event less than US$1.28. For example, if 90% of the average of the Closing Prices for the twenty-one trading days immediately following (and including) October 23, 2001 equals US$1.10, and the Purchaser shall have elected to acquire Shares under Section 1(d), then the Per Share Purchase Price will equal US$1.28. "Closing Price" on any trading day means the average of the closing bid price and the offer price of the Common Stock on such trading day on the Nasdaq National Market (as reported by Bloomberg L.P.) for the close of regular session trading for such trading day.

         (c) Subject to the provisions of Section 1(d), by 12:00 p.m. (New York time) on the 22/nd/ trading day immediately following (and including) October 23, 2001, the Purchaser will deliver to the Company notice of the number of Shares that it will acquire under this Agreement. The Purchaser agrees that, if the conditions to its performance hereunder as described in this Agreement have been satisfied, then subject to Section 1(d), it will set forth in its notice under this Section 1(c) a number of Shares with an aggregate purchase price equal to not less than US$1,000,000 and not more than US$3,000,000. The Company agrees that it will issue and sell to the Purchaser in accordance with the provisions of this Agreement the number of Shares set forth in the Purchaser's notice under and in accordance with this Section 1(c).

         (d) Notwithstanding anything to the contrary set forth in this Agreement, if the Per Share Purchase Price would be less than US$1.28, then the Purchaser will have no obligation to purchase any Shares under this Agreement; but may, at its sole option, elect to purchase a number of Shares up to (but not exceeding) the quotient obtained by dividing (x) US$1,000,000 by (y) $1.28. To avail itself of this right to purchase, the Purchaser must deliver to the Company notice of its election by 12:00 p.m. (New York time) on the 22/nd/ trading day immediately following (and including) October 23, 2001. Failure to so notify the Company will be deemed an irrevocable waiver by the Purchaser of this right to purchase. If such notice shall have been timely delivered by the Purchaser, then the Company shall issue and sell to the Purchaser in accordance with the provisions of this Agreement, the number of Shares set forth in the Purchaser's notice under and in accordance with this Section 1(d).

         (e) On the Closing Day: (x) the Company will (i) deliver to the Purchaser, via the Purchaser's DTC Account through the Depository Trust Company DWAC system, the number Shares set forth in the Purchaser's notice under Section 1(c) or 1(d) (as the case may be), and (ii) file with the Commission a prospectus supplement to the Registration Statement to disclose the sale of Shares under this Agreement (the "Supplement"); and (y) the Purchaser will deliver to the Company an amount in United States dollars equal to the product of the number of Shares that it is acquiring at the Closing, multiplied by the Per Share Purchase Price for such Shares, via wire transfer of immediately available funds to an account designated in writing by the Company for such purpose.

         2.  Conditions. The obligation of the Purchaser to purchase and acquire
             ----------
Shares under this Agreement is subject to the fulfillment (or waiver by the Purchaser) of each of the following conditions:

     (a) The Company shall have filed the Supplement with the Commission (which may occur concurrently with the Closing).

         (b) The Registration Statement (x) shall be effective on the Closing Date as to all Shares, not subject to any threatened or actual stop order and
(y) will not on the Closing Date contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (c) The Company shall have secured the listing of the Shares on the Nasdaq National Market (subject to official notice of issuance).

         (d) The representations and warranties of the Company made in this Agreement shall be true and correct as of and on each of the date of this Agreement and the Closing Date, as if first made and restated on each such dates.

         3.  Representations and Warranties of the Company. The Company hereby
             ---------------------------------------------
makes the following representations and warranties to the Purchaser:

         (a) Organization and Qualification. The Company is a corporation duly
             ------------------------------
incorporated, validly existing and in good standing under the laws of the State of Delaware with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary.

         (b) Authorization. The Company has the requisite corporate power and
             ------------
authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations thereunder. The execution and delivery of this Agreement by the Company and the consummation of the transaction contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company or its shareholders for the Company to execute and consummate this Agreement and the transactions contemplated hereby. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, and assuming the valid execution hereof by the Purchaser, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (b) as enforceability of any indemnification and contribution provisions may be limited under the federal and state securities laws and public policy, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         (c) No Conflicts. The execution, delivery and performance of this
             ------------
Agreement by the Company and the consummation by the Company of the transactions contemplated hereby does not and will not: (i) conflict with or violate any provision of the Company's certificate of incorporation or bylaws (each as amended through the date hereof), or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment or acceleration (with or without notice, lapse of time or both) of, any material agreement or indebtedness to which the Company is a party or by which any material property or asset of the Company is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, decree or other restriction of any court, governmental authority or stock market to which the Company or the Common Stock is subject.

         (d) Issuance of the Shares. The Shares are duly authorized and, when
             ----------------------
issued and paid for in accordance with the terms hereof, will be legally issued, fully paid and nonassessable, free and clear of all liens and encumbrances (other than any that are the result of any action or inaction of the Purchaser). On the Closing Date the Company shall have secured the listing of the Shares on the Nasdaq National Market (subject to official notice of issuance).

         (e) Registration Statement. The Registration Statement is effective and
             ----------------------
the Company has not received notice that the Commission has issued or intends to issue a stop order with respect to the Registration Statement or that the Commission otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened in writing to do so. The Registration Statement (including the information or documents incorporated by reference therein), as of the time it was declared effective, and any amendments or supplements thereto, each as of the time of filing, did not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Shares are registered under the Securities Act of 1933 (the "Securities Act"), as amended, by the Registration Statement.

         (f) Listing and Maintenance Requirements. The Company has not, in the
             ------------------------------------
twelve months preceding the Execution Date, received notice from the Nasdaq National Market to the effect that the Company is not in compliance with the listing or maintenance requirements thereof. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements for continued trading of the Common Stock on the Nasdaq

National Market (except as a result of a decline in the market price of the Common Stock) and currently meets the standard prescribed therein with regard to net tangible assets.

         (g) Certain Fees. No fees or commissions will be payable by the Company
             ------------
to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Purchaser will have no obligation with respect to any fees incurred by the Company or any other Person (other than the Purchaser, if the Purchaser has agreed in writing to pay such fees) or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement. The Company will indemnify and hold harmless the Purchaser, its employees, officers, directors, agents, partners, and affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and reasonable attorney's fees) and expenses suffered in respect of any such claimed or existing fees incurred by the Company or any other Person, as such fees and expenses are incurred. "Person" means any court or other federal, state, local or other governmental authority or other individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

         (h) Disclosure. Neither the Company nor any other Person acting on its
             ----------
behalf has provided the Purchaser or their agents or counsel with any information that constitutes or may, in the Company's opinion, constitute material non-public information.

         (i) SEC Reports; Financial Statements. The Company has filed all
             ---------------------------------
reports required to be filed by it under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for the twelve months preceding the date hereof (collectively, "SEC Reports") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments.

         4. Representations and Warranties of the Purchaser. The Purchaser
            -----------------------------------------------
hereby represents and warrants to the Company as follows:



         (a) Organization; Authorization. The Purchaser has been organized and
             ---------------------------
is in good standing under the laws of the jurisdiction of its formation. The Purchaser has the requisite right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. Upon the execution and delivery of this Agreement, and assuming the valid execution thereof by the Company, this Agreement shall constitute the valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (b) as enforceability of any indemnification and contribution provisions may be limited under the federal and state securities laws and public policy, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (b) No Conflicts. The execution, delivery and performance of this
              ------------
Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby does not and will not (i) conflict with or violate any provision of the Purchaser's or Company's certificate of incorporation or bylaws (each as amended through the date hereof), or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment or acceleration (with or without notice, lapse of time or both) of, any material agreement or indebtedness to which the Purchaser is a party or by which any material property or asset of the Purchaser is bound or affected, or (iii) result in a violation of any order, judgment or decree of any court to which the Purchaser is subject.

          (c) Investment Representation. The Purchaser is not party to any
              -------------------------
agreement or arrangement with respect to a disposition of Shares other than this Agreement. The Purchaser is not registered as a broker-dealer under the Exchange Act. The Purchaser is purchasing the Shares for the Purchaser's own account, for investment purposes only and not with a view to distribute or participate in a distribution thereof; provided, that the foregoing representation and warranty
                      --------
is not an agreement by the Purchaser to hold the Shares for any period of time.

          5.  Certain Disclosures. The Company will not and will cause each of
              -------------------
its affiliates and other Persons acting on behalf of the Company not to divulge to the Purchaser any information that it believes to be material non-public information unless the Purchaser has agreed in writing to receive such information prior to such divulgence. Neither the Company nor the Purchaser will issue any press release or make any other public announcement relating to this Agreement unless the content thereof is mutually agreed to by the Company and the Purchaser, or if the Company is advised in writing by its counsel that such press release or public announcement is required by law, other than (i) the filing of the Supplement, and (ii) the filing of a Current Report on Form 8-K in order to furnish an opinion of counsel as to the legality of the Shares, as required by Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K, for incorporation by reference into the Registration Statement.

          6.  Miscellaneous.
              -------------

          (a) Fees and Expenses. Each party will pay the fees and expenses of
              -----------------
its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company will pay all stamp and other taxes and duties levied in connection with the sale of the Shares.

          (b) Entire Agreement; Amendments. This Agreement contains the entire
              ----------------------------
understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Agreement. This Agreement may not be modified or amended except in a writing for such purpose signed by the Company and the Purchaser. The waiver by either party hereto of any right hereunder or the failure to perform or of a breach by the other party will not be deemed a waiver of any other right hereunder or of any other breach or failure by said other party whether of a similar nature or otherwise.

          (c) Notices. Any and all notices or other communications or deliveries
              -------
required or permitted to be provided hereunder must be in writing and will be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile or email (the parties agree that email communication will only be used for Purchaser notices under
Section 1(c) or 1(d)) prior to 5:00 p.m. (New York City time) on a trading day,
(ii) the trading day after the date of transmission, if such notice or communication is delivered via facsimile later than 5:00 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date,
(iii) the trading day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications will be as follows (or such other address as may be designated in writing hereafter, in the same manner, by such Person):

     If to the Company:       Electric Fuel Corporation
                              632 Broadway, Suite 301
                              New York, NY 10012
                              Facsimile No.: (212) 529-5800
                              Attn: Chief Financial Officer and General Counsel
                              Email: ehrlich@electric-fuel.com
                                     -------------------------
                                     yaakovh@electric-fuel.com
                                     -------------------------

     With a copy to:          Electric Fuel (E.F.L.) Ltd.
                              Western Industrial Zone
                              Beit Shemesh 99000, Israel
                              Facsimile No.: 011-972-2-990-6688
                              Attn.: Chief Financial Officer and General Counsel
                              Email: yaakovh@electric-fuel.com
                                     -------------------------
                                     ehrlich@electric-fuel.com
                                     -------------------------

     If to the Purchaser:        To the address set forth under the Purchaser's
                              name on the signature page hereto.

          (d) Governing Law. All questions concerning the construction,
              -------------
validity, enforcement and interpretation of this Agreement will be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) will be exclusively commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court or that such courts are an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service will constitute good and sufficient service of process and notice thereof. Nothing contained herein will be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding will be reimbursed by the other party for its reasonable attorneys fees and other reasonable costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

          (e) Certain Remedies. In addition to being entitled to exercise all
              ----------------
rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will each be entitled to specific performance of the others obligations under this Agreement. In furtherance thereof, the parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any such breach and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

          (f) Execution. This Agreement may be executed in two or more
              ---------
counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

          *     *     *     *     *     *     *     *     *

     IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be duly executed as of the date first indicated above.

                        ELECTRIC FUEL CORPORATION


                        By:         /s/ Robert S. Ehrlich
                           ----------------------------------------------
                           Robert Ehrlich
                           Chairman and Chief Financial Officer


                        ORSAY SERVICES INC


                        By:______________________________________________
                           Primeway S.A.
                           Its Authorized Signatory


                        By:            /s/ Beat Kunz
                           ----------------------------------------------
                           Beat Kunz
                           Authorized Signatory


                        By:        /s/ Philippe Robadin
                           ----------------------------------------------
                           Philippe Robadin
                           Authorized Signatory


                        Address for Notice:

                        c/o Primeway S.A.
                        7 Rue Du Rhone
                        CH-1204 Geneva, Switzerland


                        With copies to:

                        Robinson Silverman Pearce Aronsohn & Berman LLP 1290 Avenue of the Americas
                        New York, NY 10104
                        Facsimile No.: (212) 541-4630 and (212) 541-1432
                        Attn: Eric L. Cohen, Esq.